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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 April 15, 1997
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                            NEWCARE HEALTH CORPORATION
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               Exact name of Registrant as Specified in its Charter

          Nevada                  0-24110                86-0594391
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number

            3600 Oak Manor Lane, Building 4, Largo, Florida  34644
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           Address of Principal Executive Offices, Including Zip Code

                               (813) 229-7777
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               Registrant's Telephone Number, Including Area Code

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ITEM 5.  OTHER EVENTS.

     Effective April 15, 1997, the Company entered into and closed a Settlement Agreement with Karen and Robert Hagan (the "Hagans") and Christopher F. Brogdon ("Brogdon"). This agreement provides for, among other things, the following:

     1. At the closing, the Company paid Robert Hagan $150,000 for the termination of his employment agreement dated May 22, 1995.

     2. At the closing, the Company paid Cimmeron Properties, Inc., a company owned by the Hagans, $65,000 for termination of a commercial real estate lease for office space occupied by the Company in Roswell, Georgia, which was scheduled to terminate on December 31, 1997.

     3. Brogdon will purchase a total of 714,000 shares from Karen Hagan over a two year period commencing April 15, 1997. The transaction is structured such that Karen Hagan will sell to Brogdon four options for 178,500 shares each. The options will be exercisable in six month intervals at an exercise price of $3.00 per share, with the first option exercisable at any time on or before October 15, 1997. Brogdon must pay $21,420 for the first option (which expires October 15, 1997); $42,820 for the second option; $64,260 for the third option; and $85,860 for the fourth option. The purchase price for each option will be payable in monthly installments of $3,570 each beginning on May 15, 1997, and continuing monthly thereafter until such time as the option has been exercised by Brogdon or until it lapses.

     Brogdon has also granted to Karen Hagan four put options which essentially provide that during the 10 day periods following each of the four option periods Karen Hagan can force Brogdon to purchase any shares that he doesn't purchase under the prior six month option. The purchase price for the put options is $2.95 per share.

     4. At the closing, the Company delivered to the Hagans title to a 1994 Ford Ranger pickup.

     5. At the closing, Robert Hagan, Karen Hagan and Richard Vanderberg tendered his or her resignation as an officer and/or director of the Company and any of its subsidiaries.

     6. The Company agrees to continue to employ Richard Vanderberg according to his employment agreement as the Chief Financial Officer of Cimmeron Health Care, Inc., until October 1, 1997. At that time, the Company will pay Vanderberg $116,250 to terminate his employment agreement which otherwise continues until May 22, 2000.

     On April 15, 1997, Robert Hagan and Christopher Brogdon were both directors of the Company, and Robert Hagan is a principal shareholder by virtue of the 714,287 shares owned by his wife. Robert Hagan resigned as a director effective on April 15, 1997.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  EXHIBITS.  The following exhibit is filed herewith:

EXHIBIT
NUMBER     DESCRIPTION

  10       Settlement Agreement
                               -2-
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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     NEWCARE HEALTH CORPORATION

Dated: May 5, 1997                   By/s/ Ashok Dalal
                                       Ashok Dalal, President
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